Exhibit 99.1

Press Release	November 16, 2020

Cerence Announces Record Fourth Quarter and Fiscal Year 2020 Results

Fourth Quarter and Fiscal Year Highlights

•	Record bookings in FY20 drives backlog to more than $1.8 billion
•	Q4 revenue increased 21% from last quarter and up 10% from the prior year, setting new quarterly and full year records
•	Strong financial performance generated $26M of GAAP net cash provided by operating activities (CFFO) during the quarter and $45M of CFFO for the year
•	Generated adjusted EBITDA of $40.3M and adjusted EBITDA margin of 44.4% in the quarter
•	Financial metrics for the fiscal year met or exceeded pre-Covid-19 full year guidance

BURLINGTON, Mass., November 16, 2020 – Cerence Inc. (NASDAQ: CRNC), AI for a world in motion, today reported its fourth quarter and fiscal year 2020 results for the year ended September 30, 2020.

Results Summary (1)

(in millions, except per share data)

	Three Months Ended		Twelve Months Ended
	September 30,		September 30,
	2020	2019	2020	2019
GAAP Revenue	$90.9	$83.0	$329.6	$303.3
GAAP Gross Margin	71.8%	67.4%	67.3%	67.2%
Non-GAAP Gross Margin	75.7%	70.8%	71.5%	70.7%
GAAP Operating Margin	15.5%	5.6%	5.9%	3.6%
Non-GAAP Operating Margin	41.9%	31.3%	32.1%	28.7%
GAAP net income (loss)	$6.8	$95.8	$(20.6)	$100.3
Non-GAAP net income	$25.7	$19.1	$64.3	$62.7
GAAP net income (loss) per share - diluted	$0.17	$2.63	$(0.57)	$2.76
Non-GAAP net income per share - diluted	$0.61	$0.52	$1.68	$1.72
Adjusted EBITDA	$40.3	$27.8	$114.9	$94.7
Adjusted EBITDA margin	44.4%	33.6%	34.9%	31.2%

(1)

Please refer to the “Discussion of Non-GAAP Financial Measures” and “Reconciliations of GAAP Financial Measures to Non-GAAP Financial Measures” included elsewhere in this release for more information regarding our use of non-GAAP financial measures.

Sanjay Dhawan, Chief Executive Officer of Cerence, stated, “Our Q4 financial performance exceeded our expectations for every metric and delivered record revenue, record gross margin and record EBITDA. Cerence’s first year as a stand-alone business established the company as a major player in conversational AI for the car. We had to separate the business from Nuance and deal with the economic impact of Covid-19, but we did so while at the same time continuing a relentless introduction of new products and upgraded technologies. We’re more agile and more aggressive in our approach to innovation and more dedicated to the success of our customers than ever. I’m especially proud of the recognition that the Cerence team has received from our customers regarding our support in helping them achieve their start of production dates without delay.”

Dhawan continued, “Further demonstrating the depth of our customer relationships, we recently signed a renewal agreement for our SaaS-based connected services with a major global automaker, marking the

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Press Release	November 16, 2020

successful renewal of an expiring contract since Cerence became a standalone public company.  This contract extension is an important endorsement from a long-time, respected partner on the strength and value of Cerence Connected Services and ensures that we will continue providing cloud-based services for this popular app suite for drivers.”

“As we start the new fiscal year, we are expecting another year of growth supported by a strong backlog and a solid pipeline of new business opportunities. The company’s competitive position remains strong as we rely on innovation and speed of execution to continue to drive our business forward,” Dhawan concluded.

Cerence Key Performance Indicators

To help investors gain further insight into Cerence’s business and its performance, management provides a set of key performance indicators that includes:

Key Performance Indicator[1]	Q4FY20	Q3FY20	Q2FY20	Q1FY20	Q4FY19
Percent of worldwide auto production with Cerence Technology (TTM)	53%	54%	56%	54%	54%
Average contract duration (TTM):	6.1	6.2	5.7	4.9	5.1
Repeatable software contribution (TTM):	79%
Change in number of Cerence connected cars shipped[2] (TTM over prior year TTM)	-16%
Growth in billings per car FY20 vs. prior year (excludes legacy contract)	14%
(1)	Please refer to the “Key Performance Indicators” included elsewhere in this release for more information regarding the definition and our use of key performance indicators.
(2)	Based on IHS data, global auto production declined 19% over the same time period.

First Quarter Fiscal 2021 and Full Year Outlook

For the fiscal quarter ending December 31, 2020, revenue is expected to be in the range of $85M to $90M representing a 13% increase at the midpoint compared to the same period in the prior year.  Adjusted EBITDA is expected to be in the range of $31M to $35M.  The adjusted EBITDA guidance excludes acquisition-related costs, amortization of acquired intangible assets, stock-based compensation, and restructuring and other costs.  Cerence full-year revenue guidance is for revenue to be in the range of $360M to $380M representing a 12% increase at the midpoint compared to the prior year. Adjusted EBITDA for the full year is expected to be in the range of $122M to $135M. Additional details regarding guidance will be provided on the earnings call.

Fourth Quarter Conference Call

The company will host a live conference call and webcast with slides to discuss the results at 10:00 a.m. Eastern Time/7:00 a.m. Pacific Time today. Interested investors and analysts are invited to dial into the conference call by using 1.844.467.7116 (domestic) or +1.409.983.9838 (international) and entering the pass code 5673428. Webcast access will be available on the Investor Information section of the company’s website at https://investors.cerence.com/news-and-events/events-and-presentations.

The teleconference replay will be available through December 24, 2020. The replay dial-in number is 1.855.859.2056 (domestic) or +1.404.537.3406 (international) using pass code 5673428. A replay of the

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webcast can be accessed by visiting our web site 90 minutes following the conference call at https://investors.cerence.com/news-and-events/events-and-presentations.

Forward Looking Statements

Statements in this presentation regarding Cerence’s future performance, results and financial condition, expected growth and innovation and our management’s future expectations, beliefs, goals, plans or prospects constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Any statements that are not statements of historical fact (including statements containing the words “believes,” “plans,” “anticipates,” “expects,” “intends” or “estimates” or similar expressions) should also be considered to be forward-looking statements. Although we believe forward-looking statements are based upon reasonable assumptions, such statements involve known and unknown risk, uncertainties and other factors, which may cause actual results or performance of the company to be materially different from any future results or performance expressed or implied by such forward-looking statements including but not limited to: impacts of the COVID-19 pandemic on our and our customer’s businesses; the highly competitive and rapidly changing market in which we operate; adverse conditions in the automotive industry or the global economy more generally; our ability to control and successfully manage our expenses and cash position; our strategy to increase cloud; escalating pricing pressures from our customers; our failure to win, renew or implement service contracts; the loss of business from any of our largest customers; effects of customer defaults; the inability to recruit and retain qualified personnel; cybersecurity and data privacy incidents; fluctuating currency rates; and the other factors in our Annual Report on our most recent Form 10-K, quarterly reports on Form 10-Q, and other filings with the Securities and Exchange Commission. We disclaim any obligation to update any forward-looking statements as a result of developments occurring after the date of this document.

Discussion of Non-GAAP Financial Measures

We believe that providing the non-GAAP information in addition to the GAAP presentation, allows investors to view the financial results in the way management views the operating results. We further believe that providing this information allows investors to not only better understand our financial performance, but more importantly, to evaluate the efficacy of the methodology and information used by management to evaluate and measure such performance. The non-GAAP information should not be considered superior to, or a substitute for, financial statements prepared in accordance with GAAP.

We utilize a number of different financial measures, both GAAP and non-GAAP, in analyzing and assessing the overall performance of the business, for making operating decisions and for forecasting and planning for future periods. While our management uses these non-GAAP financial measures as a tool to enhance their understanding of certain aspects of our financial performance, our management does not consider these measures to be a substitute for, or superior to, the information provided by GAAP financial statements.

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Consistent with this approach, we believe that disclosing non-GAAP financial measures to the readers of our financial statements provides such readers with useful supplemental data that, while not a substitute for GAAP financial statements, allows for greater transparency in the review of our financial and operational performance. In assessing the overall health of the business during the three and twelve months ended September 30, 2020 and 2019, our management has either included or excluded the following items in general categories, each of which is described below.

Adjusted EBITDA

Adjusted EBITDA is defined as net income attributable to Cerence Inc. before net income (loss) attributable to income tax (benefit) expense, other income (expense) items, net, depreciation and amortization expense, and excluding acquisition-related costs, amortization of acquired intangible assets, stock-based compensation, and restructuring and other costs, net or impairment charges related to fixed and intangible assets and gains or losses on the sale of long-lived assets, if any. From time to time we may exclude from Adjusted EBITDA the impact of events, gains, losses or other charges (such as significant legal settlements) that affect the period-to-period comparability of our operating performance. Other income (expense) items, net include interest expense, interest income, and other income (expense), net (as stated in our Consolidated and Combined Statement of Operations). Our management and Board of Directors use this financial measure to evaluate our operating performance. It is also a significant performance measure in our annual incentive compensation programs.

Restructuring and other costs, net.

Restructuring and other charges, net include restructuring expenses as well as other charges that are unusual in nature, are the result of unplanned events, and arise outside the ordinary course of our business such as employee severance costs, costs for consolidating duplication facilities, and separation costs directly attributable to the Cerence business becoming a standalone public company.

Acquisition-related costs, net.
In recent years, we have completed a number of acquisitions, which result in operating expenses, which would not otherwise have been incurred. We provide supplementary non-GAAP financial measures, which exclude certain transition, integration and other acquisition-related expense items resulting from acquisitions, to allow more accurate comparisons of the financial results to historical operations, forward looking guidance and the financial results of less acquisitive peer companies. We consider these types of costs and adjustments, to a great extent, to be unpredictable and dependent on a significant number of factors that are outside of our control. Furthermore, we do not consider these acquisition-related costs and adjustments to be related to the organic continuing operations of the acquired businesses and are generally not relevant to assessing or estimating the long-term performance of the acquired assets. In addition, the size, complexity and/or volume of past acquisitions, which often drives the magnitude of acquisition related costs, may not be indicative of the size, complexity and/or volume of future acquisitions. By excluding acquisition-related costs and adjustments from our non-GAAP measures, management is better able to evaluate our ability to utilize our existing assets and estimate the long-term value that acquired assets will generate for us. We believe that providing a supplemental non-GAAP measure, which excludes these items allows management and investors to consider the ongoing operations of the business both with, and without, such expenses.

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These acquisition-related costs fall into the following categories: (i) transition and integration costs; (ii) professional service fees and expenses; and (iii) acquisition-related adjustments. Although these expenses are not recurring with respect to past acquisitions, we generally will incur these expenses in connection with any future acquisitions. These categories are further discussed as follows:

(i)

Transition and integration costs. Transition and integration costs include retention payments, transitional employee costs, and earn-out payments treated as compensation expense, as well as the costs of integration-related activities, including services provided by third-parties.

(ii)

Professional service fees and expenses. Professional service fees and expenses include financial advisory, legal, accounting and other outside services incurred in connection with acquisition activities, and disputes and regulatory matters related to acquired entities.

(iii)

Acquisition-related adjustments. Acquisition-related adjustments include adjustments to acquisition-related items that are required to be marked to fair value each reporting period, such as contingent consideration, and other items related to acquisitions for which the measurement period has ended, such as gains or losses on settlements of pre-acquisition contingencies.

Amortization of acquired intangible assets.

We exclude the amortization of acquired intangible assets from non-GAAP expense and income measures. These amounts are inconsistent in amount and frequency and are significantly impacted by the timing and size of acquisitions. Providing a supplemental measure which excludes these charges allows management and investors to evaluate results “as-if” the acquired intangible assets had been developed internally rather than acquired and, therefore, provides a supplemental measure of performance in which our acquired intellectual property is treated in a comparable manner to our internally developed intellectual property. Although we exclude amortization of acquired intangible assets from our non-GAAP expenses, we believe that it is important for investors to understand that such intangible assets contribute to revenue generation. Amortization of intangible assets that relate to past acquisitions will recur in future periods until such intangible assets have been fully amortized. Future acquisitions may result in the amortization of additional intangible assets.

Non-cash expenses.

We provide non-GAAP information relative to the following non-cash expenses: (i) stock-based compensation; and (ii) non-cash interest. These items are further discussed as follows:

(i)

Stock-based compensation. Because of varying valuation methodologies, subjective assumptions and the variety of award types, we exclude stock-based compensation from our operating results. We evaluate performance both with and without these measures because compensation expense related to stock-based compensation is typically non-cash and awards granted are influenced by the Company’s stock price and other factors such as volatility that are beyond our control. The expense related to stock-based awards is generally not controllable in the short-term and can vary significantly based on the timing, size and nature of awards granted. As such, we do not include such charges in operating plans. Stock-based compensation will continue in future periods.

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ii)

Non-cash interest. We exclude non-cash interest because we believe that excluding this expense provides management, as well as other users of the financial statements, with a valuable perspective on the cash-based performance and health of the business, including the current near-term projected liquidity. Non-cash interest expense will continue in future periods.

Other expenses.

We exclude certain other expenses that result from unplanned events outside the ordinary course of continuing operations, in order to measure operating performance and current and future liquidity both with and without these expenses. By providing this information, we believe management and the users of the financial statements are better able to understand the financial results of what we consider to be our organic, continuing operations. Included in these expenses are items such as other charges (credits), net, losses from extinguishment of debt, and changes in indemnification assets corresponding with the release of pre-spin liabilities for uncertain tax positions.

Backlog.

Revenue backlog consists of the following categories: (i) fixed backlog, (ii) variable backlog, and (iii) total backlog. These categories are further discussed as follows:

(i)	Fixed backlog. Future revenue related to remaining performance obligations and contractual commitments which have not been invoiced.
(ii)

Variable backlog. Estimated future revenue from variable forecasted royalties related to our embedded and connected businesses. Our estimation of forecasted royalties is based on our royalty rates for embedded and connected technologies from expected car shipments under our existing contracts over the term of the programs. Anticipated shipments are based on historical shipping experience and current customer projections that management believes are reasonable. Both our embedded and connected technologies are priced and sold on a per-vehicle or device basis, where we receive a single fee for either or both the embedded license and the connected service term.

(iii)	Total backlog. The total of fixed backlog and variable backlog.

Our fixed and variable backlog may not be indicative of our actual future revenue. The revenue we actually recognize is subject to several factors, including the number and timing of vehicles our customers ship, potential terminations or changes in scope of customer contracts and currency fluctuations.

Key performance indicators

We believe that providing key performance indicators (“KPIs”), allows investors to gain insight into the way management views the performance of the business. We further believe that providing KPIs allows investors to better understand information used by management to evaluate and measure such performance. KPIs should not be considered superior to, or a substitute for, operating results prepared in accordance with GAAP. In assessing the performance of the business during the three and twelve months ended September 30, 2020 and 2019, our management has reviewed the following KPIs, each of which is described below:

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•	Percent of worldwide auto production with Cerence Technology: The number of Cerence enabled cars shipped as compared to IHS Markit car production data.
•

Average contract duration: The weighted average annual period over which we expect to recognize the estimated revenues from new license and connected contracts signed during the quarter, calculated on a trailing twelve months (“TTM”) basis and presented in years.

•

Repeatable software contribution: The percentage of repeatable revenues as compared to total GAAP revenue in the quarter. Repeatable revenues are defined as the sum of License and Connected Services revenues.

•	Change in number of Cerence connected cars shipped: The year over year change in the number of cars shipped with Cerence connected solutions. Amounts calculated on a TTM basis.
•

Growth in billings per car FY20 vs. prior year: The rate of growth calculated from the average billings per car in FY20 compared to the prior fiscal year excluding legacy contract and adjusted for prepay usage.

See the tables at the end of this press release for non-GAAP reconciliations to the most directly comparable GAAP measures.

About Cerence Inc.

Cerence (NASDAQ: CRNC) is the global industry leader in creating unique, moving experiences for the automotive world. As an innovation partner to the world’s leading automakers, it is helping transform how a car feels, responds and learns. Its track record is built on more than 20 years of knowledge and more than 325 million cars on the road today. Whether it’s connected cars, autonomous driving or e-vehicles, Cerence is mapping the road ahead. For more information, visit www.cerence.com.

Contact Information

Rich Yerganian

Cerence Inc.

Tel: 617-987-4799

Email: richard.yerganian@cerence.com

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CERENCE INC.

Consolidated and Combined Statements of Operations

(unaudited - in thousands, except per share data)

	Three Months Ended		Twelve Months Ended
	September 30,		September 30,
	2020	2019	2020	2019
Revenues:
License	$46,425	$45,092	$164,268	$172,379
Connected service	25,000	22,860	96,148	78,690
Professional service	19,457	15,006	69,230	52,246
Total revenues	90,882	82,958	329,646	303,315
Cost of revenues:
License	439	641	2,783	2,069
Connected service	7,026	8,971	31,768	37,562
Professional service	16,190	15,082	64,963	51,214
Amortization of intangible assets	1,929	2,323	8,337	8,498
Total cost of revenues	25,584	27,017	107,851	99,343
Gross profit	65,298	55,941	221,795	203,972
Operating expenses:
Research and development	22,001	23,717	88,899	93,061
Sales and marketing	8,569	8,786	33,398	36,261
General and administrative	12,930	8,280	49,386	25,926
Amortization of intangible assets	3,168	3,127	12,544	12,524
Restructuring and other costs, net	4,512	7,257	18,237	24,404
Acquisition-related costs	-	161	-	944
Total operating expenses	51,180	51,328	202,464	193,120
Income from operations	14,118	4,613	19,331	10,852
Interest income	22	—	585	—
Interest expense	(3,694)	—	(22,737)	—
Other income (expense), net	(2,953)	231	(23,319)	332
Income (loss) before income taxes	7,493	4,844	(26,140)	11,184
Provision for (benefit from) income taxes	676	(90,945)	(5,509)	(89,084)
Net income (loss)	$6,817	$95,789	$(20,631)	$100,268
Net income (loss) per share:
Basic	0.19	2.63	(0.57)	2.76
Diluted	0.17	2.63	(0.57)	2.76
Weighted-average common share outstanding:
Basic	36,765	36,391	36,428	36,391
Diluted	39,041	36,391	36,428	36,391

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CERENCE INC.

Consolidated and Combined Balance Sheets

(unaudited - in thousands, except per share data)

	September 30,	September 30,
	2020	2019
ASSETS
Current assets:
Cash and cash equivalents	$136,067	$-
Marketable securities	11,662	-
Accounts receivable, net of allowances of $1,394 and $865 at September 30, 2020 and September 30, 2019, respectively	49,943	65,787
Deferred costs	7,256	9,195
Prepaid expenses and other current assets	44,220	17,343
Total current assets	249,148	92,325
Property and equipment, net	29,529	20,113
Deferred costs	38,161	32,428
Operating lease right-of-use assets	20,096	-
Goodwill	1,128,198	1,119,329
Intangible assets, net	45,616	65,561
Deferred tax assets	161,759	150,629
Other assets	14,938	3,444
Total assets	$1,687,445	$1,483,829
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$8,447	$16,687
Deferred revenue	112,520	88,233
Short-term operating lease liabilities	5,700	-
Short-term debt	6,250	-
Accrued expenses and other current liabilities	67,857	24,194
Total current liabilities	200,774	129,114
Long-term debt, net of discounts and issuance costs	266,872	-
Deferred revenue, net of current portion	212,573	265,051
Long-term operating lease liabilities	17,821	-
Other liabilities	31,649	21,536
Total liabilities	729,689	415,701
Stockholders' Equity:
Common stock, $0.01 par value, 560,000 shares authorized as of September 30, 2020; 36,842 shares issued and outstanding as of September 30, 2020	369	-
Net parent investment	-	1,097,127
Accumulated other comprehensive income (loss)	3,711	(28,999)
Additional paid-in capital	974,307	-
Accumulated deficit	(20,631)	-
Total stockholders' equity	957,756	1,068,128
Total liabilities and stockholders' equity	$1,687,445	$1,483,829

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CERENCE INC.

Consolidated and Combined Statements of Cash Flows

(unaudited - in thousands)

	Twelve Months Ended
	September 30,
	2020	2019
Cash flows from operating activities:
Net (loss) income	$(20,631)	$100,268
Adjustments to reconcile net (loss) income to net cash provided by operating activities:
Depreciation and amortization	30,041	28,844
Provision for doubtful accounts	704	-
Stock-based compensation expense	47,285	29,682
Non-cash interest expense	5,286	-
Loss on debt extinguishment	19,279	-
Deferred tax benefit	(11,354)	(101,223)
Changes in operating assets and liabilities:
Accounts receivable	16,112	904
Prepaid expenses and other assets	(30,311)	(8,836)
Deferred costs	(1,381)	4,339
Accounts payable	(2,430)	10,130
Accrued expenses and other liabilities	27,819	6,289
Deferred revenue	(35,630)	17,674
Net cash provided by operating activities	44,789	88,071
Cash flows from investing activities:
Capital expenditures	(19,012)	(4,517)
Purchases of marketable securities	(11,663)	-
Net cash used in investing activities	(30,675)	(4,517)
Cash flows from financing activities:
Net transactions with Parent	12,964	(83,554)
Distributions to Parent	(152,978)	-
Proceeds from long-term debt, net of discount	547,719	-
Payments for long-term debt issuance costs	(6,402)	-
Principal payments of long-term debt	(271,563)	-
Common stock repurchases for tax withholdings for net settlement of equity awards	(9,369)	-
Principal payments of lease liabilities arising from a finance lease	(136)	-
Proceeds from issuance of common stock from employee stock plans	1,318	-
Net cash provided by (used in) financing activities	121,553	(83,554)
Effects of exchange rate changes on cash and cash equivalents	400	-
Net change in cash and cash equivalents	136,067	-
Cash and cash equivalents at the beginning of the period	-	-
Cash and cash equivalents at the end of the period	$136,067	$-

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CERENCE INC.

Reconciliations of GAAP Financial Measures to Non-GAAP Financial Measures

(unaudited - in thousands)

	Three Months Ended		Twelve Months Ended
	September 30,		September 30,
	2020	2019	2020	2019
GAAP revenue	$90,882	$82,958	$329,646	$303,315

GAAP gross profit	$65,298	$55,941	$221,795	$203,972
Stock-based compensation	1,588	436	5,573	1,896
Amortization of intangible assets	1,929	2,323	8,337	8,498
Non-GAAP gross profit	$68,815	$58,700	$235,705	$214,366
GAAP gross margin	71.8%	67.4%	67.3%	67.2%
Non-GAAP gross margin	75.7%	70.8%	71.5%	70.7%

GAAP operating income	$14,118	$4,613	$19,331	$10,852
Stock-based compensation	14,331	8,487	47,285	29,682
Amortization of intangible assets	5,097	5,450	20,881	21,022
Restructuring and other costs, net	4,512	7,257	18,237	24,404
Acquisition-related costs	-	161	-	944
Non-GAAP operating income	$38,058	$25,968	$105,734	$86,904
GAAP operating margin	15.5%	5.6%	5.9%	3.6%
Non-GAAP operating margin	41.9%	31.3%	32.1%	28.7%

GAAP net income (loss)	$6,817	$95,789	$(20,631)	$100,268
Stock-based compensation	14,331	8,487	47,285	29,682
Amortization of intangible assets	5,097	5,450	20,881	21,022
Restructuring and other costs, net	4,512	7,257	18,237	24,404
Acquisition-related costs	-	161	-	944
Depreciation	2,255	1,872	9,160	7,822
Total other income (expense), net	(6,625)	231	(45,471)	332
Provision for (benefit from) income taxes	676	(90,945)	(5,509)	(89,084)
Adjusted EBITDA	$40,313	$27,840	$114,894	$94,726
GAAP net income (loss) margin	7.5%	115.5%	-6.3%	33.1%
Adjusted EBITDA margin	44.4%	33.6%	34.9%	31.2%

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CERENCE INC.

Reconciliations of GAAP Financial Measures to Non-GAAP Financial Measures (cont.)

(unaudited - in thousands, except per share data)

	Three Months Ended		Twelve Months Ended
	September 30,		September 30,
	2020	2019	2020	2019
GAAP net income (loss)	$6,817	$95,789	$(20,631)	$100,268
Stock-based compensation	14,331	8,487	47,285	29,682
Amortization of intangible assets	5,097	5,450	20,881	21,022
Restructuring and other costs, net	4,512	7,257	18,237	24,404
Acquisition-related costs	-	161	-	944
Loss on debt extinguishment	-	-	19,279	-
Non-cash interest expense	1,261	-	5,286	-
Indemnification asset release	1,215	-	1,215	-
Adjustments to income tax expense	(7,501)	(98,085)	(27,203)	(113,584)
Non-GAAP net income	$25,732	$19,059	$64,349	$62,736

Adjusted EPS:
GAAP Numerator:
Net income (loss) attributed to common shareholders	$6,817	$95,789	$(20,631)	$100,268
Interest on Convertible Senior Notes, net of tax	-	-	-	-
Net income (loss) attributed to common shareholders - diluted	$6,817	$95,789	$(20,631)	$100,268

Non-GAAP Numerator:
Net income attributed to common shareholders	$25,732	$19,059	$64,349	$62,736
Interest on Convertible Senior Notes, net of tax	998	-	1,323	-
Net income attributed to common shareholders - diluted	$26,730	$19,059	$65,672	$62,736

GAAP Denominator:
Weighted-average common shares outstanding - basic	36,765	36,391	36,428	36,391
Adjustment for diluted shares	2,276	-	-	-
Weighted-average common shares outstanding - diluted	39,041	36,391	36,428	36,391

Non-GAAP Denominator:
Weighted-average common shares outstanding- basic	36,765	36,391	36,428	36,391
Adjustment for diluted shares	6,952	-	2,747	-
Weighted-average common shares outstanding - diluted	43,717	36,391	39,175	36,391

GAAP net income (loss) per share - diluted	$0.17	$2.63	$(0.57)	$2.76
Non-GAAP net income per share - diluted	$0.61	$0.52	$1.68	$1.72

GAAP net cash provided by operating activities	$26,212	$19,412	$44,789	$88,071
Capital expenditures	(2,937)	(1,649)	(19,012)	(4,517)
Free Cash Flow	$23,275	$17,763	$25,777	$83,554

Cerence. All rights reserved

Press Release	November 16, 2020

CERENCE INC.

Reconciliations of GAAP Financial Measures to Non-GAAP Financial Measures (cont.)

(unaudited - in thousands)

	Q4FY20	Q3FY20	Q2FY20	Q1FY20	Q4FY19	Q3FY19	Q2FY19	Q1FY19
GAAP revenues	$90,882	$74,810	$86,495	$77,459	$82,958	$77,569	$70,304	$72,484
Less: Professional services revenue	19,457	17,360	18,742	13,671	15,006	13,891	12,122	11,227
Non-GAAP Repeatable revenues	$71,425	$57,450	$67,753	$63,788	$67,952	$63,678	$58,182	$61,257

GAAP revenues TTM	$329,646	$321,722	$324,481	$308,290	$303,315	$295,713
Less: Professional services revenue TTM	69,230	64,779	61,310	54,690	52,246	48,643
Non-GAAP Repeatable revenues TTM	$260,416	$256,943	$263,171	$253,600	$251,069	$247,070
Repeatable software contribution	79%	80%	81%	82%	83%	84%

Cerence. All rights reserved

Press Release	November 16, 2020

CERENCE INC.

Reconciliations of GAAP Financial Measures to Non-GAAP Financial Measures (cont.)

(unaudited - in thousands, except per share data)

	Q1 2021		FY2021
	Low	High	Low	High
GAAP revenue	$85,000	$90,000	$360,000	$380,000

GAAP gross profit	$57,500	$62,100	$248,100	$270,100
Stock-based compensation	1,000	1,000	3,400	3,400
Amortization of intangible assets	1,900	1,900	7,500	7,500
Non-GAAP gross profit	$60,400	$65,000	$259,000	$281,000
GAAP gross margin	68%	69%	69%	71%
Non-GAAP gross margin	71%	72%	72%	74%

GAAP operating income	$11,300	$14,900	$48,000	$61,900
Stock-based compensation	9,700	9,700	40,000	40,000
Amortization of intangible assets	5,000	5,000	20,100	20,100
Restructuring and other costs, net	2,500	2,500	3,600	3,600
Non-GAAP operating income	$28,500	$32,100	$111,700	$125,600
GAAP operating margin	13%	17%	13%	16%
Non-GAAP operating margin	34%	36%	31%	33%

GAAP net income	$5,600	$9,300	$17,900	$30,900
Stock-based compensation	9,700	9,700	40,000	40,000
Amortization of intangible assets	5,000	5,000	20,100	20,100
Restructuring and other costs, net	2,500	2,500	3,600	3,600
Depreciation	2,500	2,500	9,400	9,400
Total other income (expense), net	(3,700)	(3,700)	(14,500)	(14,500)
Provision for income taxes	1,900	1,900	16,500	16,500
Adjusted EBITDA	$30,900	$34,600	$122,000	$135,000
GAAP net income margin	7%	10%	5%	8%
Adjusted EBITDA margin	36%	38%	34%	36%

Cerence. All rights reserved

Press Release	November 16, 2020

CERENCE INC.

Reconciliations of GAAP Financial Measures to Non-GAAP Financial Measures (cont.)

(unaudited - in thousands, except per share data)

	Q1 2021		FY2021
	Low	High	Low	High
GAAP net income	$5,600	$9,300	$17,900	$30,900
Stock-based compensation	9,700	9,700	40,000	40,000
Amortization of intangible assets	5,000	5,000	20,100	20,100
Restructuring and other costs, net	2,500	2,500	3,600	3,600
Non-cash interest expense	1,200	1,200	5,000	5,000
Income tax impact of Non-GAAP adjustments	(4,300)	(5,200)	(10,500)	(13,100)
Non-GAAP net income	$19,700	$22,500	$76,100	$86,500

Adjusted EPS:
GAAP Numerator:
Net income attributed to common shareholders	$5,600	$9,300	$17,900	$30,900
Interest on Convertible Senior Notes, net of tax	1,005	1,005	3,987	3,987
Net income attributed to common shareholders - diluted	$6,605	$10,305	$21,887	$34,887

Non-GAAP Numerator:
Net income attributed to common shareholders	$19,700	$22,500	$76,100	$86,500
Interest on Convertible Senior Notes, net of tax	1,005	1,005	3,987	3,987
Net income attributed to common shareholders - diluted	$20,705	$23,505	$80,087	$90,487

GAAP Denominator:
Weighted-average common shares outstanding - basic	37,221	37,221	38,302	38,302
Adjustment for diluted shares	5,818	5,818	5,888	5,888
Weighted-average common shares outstanding - diluted	43,039	43,039	44,190	44,190

Non-GAAP Denominator:
Weighted-average common shares outstanding- basic	37,221	37,221	38,302	38,302
Adjustment for diluted shares	5,818	5,818	5,888	5,888
Weighted-average common shares outstanding - diluted	43,039	43,039	44,190	44,190

GAAP net income per share - diluted	$0.15	$0.24	$0.50	$0.79
Non-GAAP net income per share - diluted	$0.48	$0.55	$1.81	$2.05

Cerence. All rights reserved